Exhibit 99.1

311 SMITH INDUSTRIAL BLVD DALTON, GA 30721 706.259.9711

FOR IMMEDIATE RELEASE

INFORMATION:

Leonard F. Ferro

Chief Financial Officer

T: 706.259.2689

Tandus Group Announces the End of Edgar M. Bridger’s Executive Employment Period

DALTON, Ga. (November 30, 2006) — Tandus Group, Inc. (“Tandus”), the sole shareholder of Collins & Aikman Floorcoverings, Inc., announced today that the board of directors of each entity has accepted the resignation of Edgar M. Bridger as president and chief executive officer effective immediately, meaning that the Executive Employment Period (as defined in Mr. Bridger’s Employment and Separation Agreement) of the Employment Period (as defined in such agreement) has ended. The search to identify a new president and chief executive officer of both entities continues. The principal executive officers of both entities are Ralph H. Grogan, who serves as principal operations officer, and Leonard F. Ferro, who serves as principal financial officer.

About Tandus

Tandus unites the industry’s leading specialized flooring brands – Monterey, C&A, and Crossley. Drawing upon each brand’s individual strengths, Tandus offers its customers single-source innovative product design and technology, comprehensive services, and environmental leadership. Based in Dalton, Ga., Tandus is a leading commercial floorcoverings company. More information can be found online at www.tandus.com.

###

MONTERY C&A CROSSLEY